Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-259725 on Form S-3 of our report dated March 8, 2021, relating to the consolidated financial statements and financial statement schedule of Nesco Holdings, Inc., appearing in the Annual Report on Form 10-K of Nesco Holdings, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

September 23, 2021